Exhibit 99.1

Scorpius Holdings Cancels Planned Reverse Stock Split

Durham, NC – January 17, 2025 –Scorpius Holdings, Inc (NYSE American: SCPX) (“Scorpius” or “the Company”), an integrated contract development and manufacturing organization (“CDMO”), today announced that the Company’s planned 1-for-20 reverse stock split (the “Reverse Stock Split”) of its common stock (the “Common Stock”) that was announced yesterday, will not be effectuated.

Scorpius Holdings, Inc.

Scorpius Holdings, Inc. is an integrated contract development and manufacturing organization (CDMO) focused on rapidly advancing biologic programs to the clinic and beyond. Scorpius offers a broad array of analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the-art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit www.scorpiusbiologics.com.

Media and Investor Relations Contact

David Waldman

+1 919 289 4017

ir@scorpiusbiologics.com